UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

CyberOptics Corporation held its annual meeting of shareholders on May 23, 2011. At the meeting, each of Alex B. Cimochowski, Kathleen P. Iverson, Subodh K. Kulkarni, Irene M. Qualters, and Michael M. Selzer, Jr. were reelected as directors to serve until the annual shareholder meeting in 2012 or until their successors are elected and qualify.  The shareholders also approved an amendment to increase the number of shares reserved for issuance under the CyberOptics 1992 Employee Stock Purchase Plan by 150,000 shares and to extend the termination date of the plan to 2021.  Finally, the shareholders ratified the appointment of Grant Thornton LLP as CyberOptics’ independent registered public accounting firm for the year ending December 31, 2011.

As of the April 1, 2011 record date for the meeting, there were 6,891,350 shares of common stock issued and outstanding and 6,582,396 shares were represented at the annual meeting. The voting results were as follows:

1.  Election of Directors

	For	Withheld	Broker Non-Votes
Alex B. Cimochowski	4,708,447	69,421	1,804,513
Kathleen P. Iverson	4,697,974	79,909	1,804,513
Subodh K. Kulkarni	4,708,447	69,421	1,804,513
Irene M. Qualters	4,708,597	69,286	1,804,513
Michael M. Selzer, Jr.	4,713,319	64,564	1,804,513

2.  Approval of Amendments to Employee Stock Purchase Plan

Shareholders approved an amendment to increase the number of shares reserved for issuance under the CyberOptics 1992 Employee Stock Purchase Plan by 150,000 shares and to extend the termination date of the plan to 2021, by a vote of 4,664,803 shares in favor, 98,300 shares against, 14,780 shares abstaining, and 1,804,513 broker non-votes.

3.  Ratification of Auditors

Shareholders ratified the appointment of Grant Thornton LLP by a vote of 6,477,148 shares in favor, 97,209 shares against, 8,039 shares abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:   May 24, 2011